EXHIBIT 15.1

August 6, 2014

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-176914)

Commissioners:

We are aware that our report dated August 6, 2014 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the “Company”) as of June 30, 2014, the related condensed consolidated statements of earnings for the three and six months ended June 30, 2014 and 2013, the condensed consolidated statements of comprehensive income for the three and six months ended June 30, 2014 and 2013, the condensed consolidated statement of changes in shareholders’ equity for the six months ended June 30, 2014, and the condensed consolidated statements of cash flows for the six months ended June 30, 2014 and 2013 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP